UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015 (November 24, 2015)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on August 3, 2015 (the “Petition Date”) Alpha Natural Resources, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: Alpha Natural Resources, Inc., et al., Case No. 15-33896 (the "Bankruptcy Case").
DIP Credit Agreements

Also as previously disclosed, the Debtors filed a motion (the “DIP Motion”) on the Petition Date seeking authorization to use cash collateral and to approve financing (the “DIP Financing”) under (i) that certain Superpriority Secured Debtor-in-Possession Credit Agreement by and among the Company as borrower (“Borrower”), certain Debtors party thereto as guarantors, the lenders party thereto (the “First Out DIP Lenders”) and Citibank, N.A. (the “First Out Agent”) as Administrative Agent and Collateral Agent (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, and as may be further amended from time to time, the “First Out DIP Credit Agreement”) and (ii) that certain Superpriority Secured Second Out Debtor-in-Possession Credit Agreement by and among the Company as borrower, certain Debtors party thereto as guarantors, the lenders party thereto (the “Second Out DIP Lenders” and, together with the First Out DIP Lenders, the “DIP Lenders”), the issuing banks thereto and Citicorp North America, Inc. as Administrative Agent and Collateral Agent (the “Second Out DIP Credit Agreement” and, together with the First Out DIP Credit Agreement, the “DIP Credit Agreements”). On August 4, 2015, the Bankruptcy Court issued an interim order approving the DIP Financing on an interim basis (Docket No. 82) (the “Interim Order”), and on September 17, 2015, the Bankruptcy Court issued a final order approving the DIP Financing on a final basis (Docket No. 465) (the “Final Order” and, together with the Interim Order, the “DIP Orders”).

Fourth DIP Amendment

On November 24, 2015, the Debtors entered into that certain Amendment No. 4 to Superpriority Secured Debtor-in-Possession Credit Agreement (the “Fourth DIP Amendment”). On November 19, 2015, the Bankruptcy Court issued a supplemental order, among other things, (a) approving and authorizing the Debtors to enter into Amendment No. 3, subject to the modifications set forth in the Fourth DIP Amendment, (b) authorizing the Debtors to enter into the Fourth DIP Amendment and (c) thereby authorizing the amendment and restatement, in its entirety, of Section 5.17(c) of the First Out DIP Credit Agreement as follows:

•
No later than January 22, 2016, enter into a plan structure agreement (the “PSA”) with First Out DIP Lenders constituting the Required Lenders (as defined in the First Out DIP Credit Agreement) (and potentially other stakeholders), which PSA shall be based on the Agreed Business Plan (as defined in the First Out DIP Credit Agreement) and be in form and substance acceptable to the Required Lenders acting in a commercially reasonable manner (it being understood that withholding consent to a PSA on the basis of a determination of encumbered and unencumbered assets inconsistent with any order of the Bankruptcy Court shall be commercially unreasonable), and which PSA shall also (i) outline a construct for a Chapter 11 plan for the Debtors, including a waterfall analysis demonstrating distributions under such Chapter 11 plan to each class of claims according to their relative priority under the Bankruptcy Code, (ii) identify property that was encumbered as of the Petition Date and property that was unencumbered as of the Petition Date, and include a discussion of the Debtors’ approach to the valuation of such property; (iii) set forth a timeline for filing a Chapter 11 plan and related disclosure statement with the Bankruptcy Court and for seeking Bankruptcy Court approval thereof; provided, however, that the failure to meet any such deadlines that may be set forth in the PSA shall not constitute an Event of Default under the First Out DIP Credit Agreement absent further approval of the Bankruptcy Court; and (iv) outline a process for implementing one or more agreed restructuring alternatives for the Debtors in a manner reasonably acceptable to the Required Lenders and the Debtors (for the avoidance of doubt, including a timeline for implementation of each strategic restructuring alternative). To facilitate the achievement of this milestone and by January 22, 2016, the Debtors shall populate a data room, and prepare related materials, to permit existing stakeholders and/or new third party potential investors to assess potential investments in the Debtors or other restructuring transaction for the Debtors.

•
The Fourth DIP Amendment also amends the definition of “New Term L/C Conditions” established in Amendment No. 3 to require the Required Lenders (as defined in the First Out DIP Credit Agreement) to act in a reasonable manner in objecting to the issuance of any Term Facility Letter of Credit (as defined in the First Out DIP Credit Agreement).

The foregoing descriptions of the Fourth DIP Amendment do not purport to be complete and are qualified in their entirety by reference to the Fourth DIP Amendment, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.     Description

10.1
Amendment No. 4 to Superpriority Secured Debtor-In-Possession Credit Agreement dated as of November 24, 2015 by and among Alpha Natural Resources, Inc., as borrower, certain parties thereto as guarantors, the lenders party thereto, Citibank, N.A. as administrative agent and other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: December 1, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT LIST

Exhibit No.     Description

10.1
Amendment No. 4 to Superpriority Secured Debtor-In-Possession Credit Agreement dated as of November 24, 2015 by and among Alpha Natural Resources, Inc., as borrower, certain parties thereto as guarantors, the lenders party thereto, Citibank, N.A. as administrative agent and other agents party thereto.